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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 31, 1998


                           CITYSCAPE FINANCIAL CORP.
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             (Exact name of registrant as specified in its charter)


         DELAWARE                0-27314              11-2994671
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State or Other Jurisdiction    Commission File    (IRS Employer Identification
       of Incorporation           Number                  No.)



       565 Taxter Road, Elmsford, New York           10523-2300
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       (Address of Principal Executive Offices)       Zip Code



Registrant's telephone number, including area code: (914)592-6677
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                        -----------------------------
                        Former name or former address,
                         if changed since last report
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Item 2. Disposition of Assets.

     (a) Cityscape Financial Corp. (the "Company") has entered into definitive agreements, dated March 31, 1998, with Ocwen Financial Corporation ("Ocwen") for the sale of substantially all of the businesses and assets, and certain liabilities of the UK operations of City Mortgage Corporation Limited ("CSC-UK"), the Company's indirect wholly-owned subsidiary. The acquisition includes the purchase of CSC-UK's whole loan portfolio, securitized loan residuals and loan origination and servicing businesses for a price of approximately pound sterling 285.0 million, subject to adjustment as of closing based on an agreed upon formula (currently estimated to result in an upward or downward adjustment of approximately pound sterling 5 million). Closing, which is anticipated to occur in April 1998, is subject to satisfaction of a number of conditions, including obtaining rating agency consents and various substitutions in connection with the transfer of the securitized residual and related servicing rights (which will require the consents of the trustees of several securitizations). As a result, there can be no assurance that the transaction will be consummated. As a result of the Company's adoption of a plan to institute the UK Sale, the Company expects to receive net proceeds of approximately $102 million, less costs of $16.4 million related to the disposal of UK discontinued operations.

     A copy of the Agreement for the Sale and Purchase of the Business of CSC-UK and its Subsidiaries and the Entire Issued Share Capital of City Mortgage Receivables 7 Plc has been filed with this Form 8-K as Exhibit 2.1 and is hereby incorporated by reference.

     (b)  Not applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

              2.1 Agreement for the Sale and Purchase of the Business of CSC-UK and its Subsidiaries and the Entire Issued Share Capital of City Mortgage Receivables 7 Plc dated March 31, 1998 by and among CSC-UK, J&J Securities Limited, City Mortgage Financial Services Limited, Greyfriars Group Limited, Greyfriars Financial Services Limited, Assured Funding Corporation Limited, Cityscape (UK) Limited, Home and Family Finance Limited, Home Funding Corporation Limited, Home Mortgage Corporation Limited, Home Mortgages Limited, Homestead Finance Limited, Homeowners Finance Limited, Mortgage
          Management Limited, Secured Funding Limited, City Mortgage Servicing Limited, Midland & General Direct Limited, Ocwen, the Company, City Mortgage Funding 1 Limited and City Mortgage Collateral Reserve No. 1 Limited.












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                                   SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  CITYSCAPE FINANCIAL CORP.
                                                    (Registrant)


                                                  By: /s/ Tim S. Ledwick
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                                                  Name: Tim S. Ledwick
                                                  Title:VP-CFO


Dated: April 3, 1998





















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